SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2012

Tii Network Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-08048	66-0328885
(Commission File No.)	(IRS Employer Identification No.)

141 Rodeo Drive, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Agreement and Mutual Release with Kenneth A. Paladino

On March 23, 2012, when his non-waivable recission right under applicable law terminated (the “Effective Date”), an Agreement and Mutual Release, dated March 16, 2012 (the “Agreement”), between the Company and Kenneth A. Paladino, the Company’s former President and Chief Executive Officer (see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2011) became effective.

Under the Agreement, Mr. Paladino is to receive severance aggregating $465,000 (the amount payable under his former Employment Agreement), $155,000 of which is payable on May 1, 2012 and $310,000 of which is payable in 18 equal monthly installments commencing June 1, 2012.  The Agreement also provides that, on the Effective Date, the remaining 32,084 unvested shares (rather than the pro rata portion thereof from applicable award dates to which he was entitled) of restricted common stock held by Mr. Paladino will become vested.  All options held by Mr. Paladino, to purchase an aggregate of 569,000 shares of the Company’s common stock, will continue to be exercisable, as provided in his former Employment Agreement, until the earlier of the expiration of the stated term of the option or October 24, 2012, the end of the one year period following the date of his termination of employment.  All options held by Mr. Paladino remain fully vested. The Company also agreed to pay $10,000 of Mr. Paladino’s legal fees in connection with the negotiation and preparation of the Agreement.

Mr. Paladino has agreed, in the Agreement, to maintain the confidentiality of confidential information pertaining to the Company’s business and, for 18 months following the termination of his employment, not to, directly or indirectly, in general, engage in competitive activities, induce customers to cease doing business, or to reduce the level of business then being conducted, with the Company or otherwise interfere with the Company’s goodwill, or interfere with the Company’s relationship with the Company’s employees.  There provisions are similar to those contained in Mr. Paladino’s former Employment Agreement.  The Agreement also contains mutual releases.

The foregoing discussion of the Company’s Agreement with Mr. Paladino is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Report as Exhibit 99.1.

Resignation of Kenneth A. Paladino as a director

In connection with entering into the Agreement, Mr. Paladino has resigned as a director effective as of the Effective Date.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		99.1	Agreement and Release, dated as of March 16, 2012, between Kenneth A. Paladino and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tii Network Technologies, Inc.

Date: March 26, 2012	By:	/s/ Stacey L. Moran
Stacey L. Moran,
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Agreement and Release, dated as of March 16, 2012, between Kenneth A. Paladino and the Company.